UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report	October 27, 2005
Date of earliest event reported	October 24, 2005
INDEPENDENCE
COMMUNITY BANK CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-23229	11-3387931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Montague Street, Brooklyn, New York (Address of principal executive offices)	11201 (Zip Code)
Registrant’s telephone number, including area code
(718) 722-5300
      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
      On October 24, 2005, Independence Community Bank Corp. (“Independence”), Sovereign Bancorp, Inc. (“Sovereign”) and Iceland Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of Sovereign, entered into an Agreement and Plan of Merger (the “Merger Agreement”).
      Subject to the terms and conditions of the Merger Agreement, which has been approved by the Boards of Directors of all parties, Merger Sub will be merged with and into Independence (the “Merger”). Upon effectiveness of the Merger, each outstanding share of common stock of Independence, other than shares owned by Independence, Sovereign or their subsidiaries and other than dissenting shares, if any, will be converted into the right to receive $42 per share in cash.
      Independence has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to operate its business in the ordinary course consistent with past practice during the period between execution of the merger agreement and the date of the merger and to refrain from specified non-ordinary course activities during that period.
      Independence has also agreed to call a meeting of Independence’s stockholders to consider approval of the merger and that the Independence board of directors will recommend approval and adoption of the Merger Agreement by Independence’s stockholders, subject to certain exceptions to permit the Independence directors to comply with their fiduciary duties.
      Independence has generally agreed not to solicit proposals relating to alternative business combination transactions, enter into discussions or negotiations concerning, or provide confidential information in connection with, alternative business combination transactions or approve or recommend an alternative business combination transaction. However, the Merger Agreement permits Independence to take one or more of the prohibited actions referred to above, subject to the provisions of the Merger Agreement, in response to certain unsolicited business combination proposals. If Independence concludes that an alternative business combination proposal is a superior proposal, upon compliance with the applicable terms of the Merger Agreement, Independence may terminate the Merger Agreement (subject to its payment of the termination fee referred to below).
      The Merger Agreement also provides for customary covenants providing for the parties to use reasonable best efforts to take actions necessary for the closing of the merger, including obtaining necessary regulatory approvals, and maintaining various employee benefits for Independence’s employees for specified periods of time. Sovereign has also agreed to take action to enforce its rights under, and use its reasonable best efforts to satisfy as soon as practicable all conditions to closing under, the Investment Agreement by and between Sovereign and Banco Santander Central Hispano, S.A. (“Banco Santander”), dated as of October 24, 2005 (the “Investment Agreement”), which provides for Banco Santander to purchase approximately $2.4 billion of Sovereign’s common stock and, if necessary, up to $1.2 billion of its preferred stock and other securities, the proceeds of which would be used to finance the Merger.
      Consummation of the Merger is subject to various customary conditions, including adoption of the Merger Agreement by Independence’s stockholders and the receipt of certain regulatory approvals, including approval of the Merger Agreement by the Office of Thrift Supervision. The Merger is not, however, contingent upon the closing of the transactions contemplated by the Investment Agreement.
      The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances generally including a competitive takeover bid by a third party, Independence may be required to pay Sovereign a termination fee of up to $100,000,000. In addition, if the Merger Agreement is terminated in certain circumstances prior to Sovereign’s having issued securities to Banco Santander under the Investment Agreement, Sovereign may be obligated to pay Independence a termination fee of $100,000,000.

      The foregoing description of the Merger Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
      The Merger Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.
Additional Information About this Transaction
      This communication is being made in respect of the proposed merger transaction involving Independence Community Bank Corp., Sovereign Bancorp, Inc. and Iceland Acquisition Corp. In connection with the proposed transaction, Independence will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). STOCKHOLDERS OF INDEPENDENCE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations at www.myindependence.com or by mail at Independence Community Bank Corp. Investor Relations, 195 Montague St., Brooklyn, NY 11201, or by Telephone: 718-722-5400. In addition, documents filed with the SEC by Independence Community Bank Corp. are available free of charge at the SEC’s web site at www.sec.gov.
      Independence and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Independence in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of Independence described above. Information regarding Independence’s directors and executive officers is also available in its proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Independence Community Bank Corp. as described above.

Item 9.01	Financial Statements and Exhibits.
      (c) Exhibits

2.1	Agreement and Plan of Merger, dated as of October 24, 2005, among Sovereign Bancorp, Inc., Iceland Acquisition Corp., and Independence Community Bank Corp.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE COMMUNITY BANK CORP.
(Registrant)

By:	/s/ Frank W. Baier

Frank W. Baier
Executive Vice President, Chief Financial Officer and Treasurer
Date: October 27, 2005

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 24, 2005, among Sovereign Bancorp, Inc., Iceland Acquisition Corp., and Independence Community Bank Corp.